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                                                                     EXHIBIT 99




600 Powers Building, 16 West Main Street, Rochester, New York  14614-1601
                                                                    585-454-1250


FOR IMMEDIATE RELEASE                                  CONTACT:  Steven M. Morse
                                        Vice President & Chief Financial Officer
                                                                  (585) 454-1250


                 GENESEE CORPORATION ELECTS ADDITIONAL DIRECTOR

ROCHESTER, NEW YORK, April 28, 2003 -- Genesee Corporation (NASDAQ/NMS: GENBB) today announced the election of Mark W. Leunig to the Corporation's Board of Directors, and appointment of Mr. Leunig as Secretary of the Corporation and its subsidiaries.

Mr. Leunig was employed by Genesee Corporation for sixteen years, most recently as Senior Vice President and Chief Administrative Officer. On March 31, 2003 he resigned as the Corporation continued to downsize in accordance with its plan of liquidation and dissolution. "We are delighted that Mark has agreed to continue his service to the Corporation as a director," said Stephen B. Ashley, President of Genesee Corporation.